FINANCIAL STATEMENTS



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                                PSI ENERGY, INC.

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6

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

                                PSI ENERGY, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                                                                 Pro Forma
                                                                          Actual                Adjustments           Pro Forma
                                                                                              (in thousands)

OPERATING REVENUES
Non-affiliated companies ...................................            $ 1,309,878             $      --               $ 1,309,878
Affiliated companies .......................................                 22,084                    --                    22,084
                                                                        -----------             -----------             -----------
                                                                        $ 1,331,962             $      --               $ 1,331,962

OPERATING EXPENSES
Fuel .......................................................                364,053                    --                   364,053
Purchased and exchanged power
Non-affiliated companies ...................................                112,505                    --                   112,505
Affiliated companies .......................................                 43,343                    --                    43,343
Other operation ............................................                268,478                    --                   268,478
Maintenance ................................................                 97,703                    --                    97,703
Depreciation ...............................................                121,812                    --                   121,812
Post-in-service deferred operating
expenses - net .............................................                 (4,799)                   --                    (4,799)
Income taxes ...............................................                 73,194                    --                    73,194
Taxes other than income taxes ..............................                 49,911                    --                    49,911
                                                                        -----------             -----------             -----------
                                                                          1,126,200                    --                 1,126,200

OPERATING INCOME ...........................................                205,762                    --                   205,762

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction ...............................................                   --                      --                      --
Post-in-service carrying costs .............................                  1,223                    --                     1,223
Income taxes ...............................................                 (3,997)                  5,033                   1,036
Other - net ................................................                  1,878                    --                     1,878
                                                                        -----------             -----------             -----------
                                                                               (896)                  5,033                   4,137

INCOME BEFORE INTEREST .....................................                204,866                   5,033                 209,899

INTEREST
Interest on long-term debt .................................                 67,001                    --                    67,001
Other interest .............................................                 14,511                  14,381                  28,892
Allowance for borrowed funds used
during construction ........................................                 (2,324)                   --                    (2,324)
                                                                        -----------             -----------             -----------
                                                                             79,188                  14,381                  93,569

NET INCOME .................................................                125,678                  (9,348)                116,330

PREFERRED DIVIDEND REQUIREMENT .............................                 12,537                    --                    12,537
                                                                        -----------             -----------             -----------

NET INCOME APPLICABLE TO COMMON STOCK ......................            $   113,141             $    (9,348)            $   103,793
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                                PSI ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

                                     ASSETS
                                                                                                    Pro Forma
                                                                                Actual             Adjustments            Pro Forma
                                                                                                  (in thousands)
ELECTRIC UTILITY PLANT - ORIGINAL COST
In service .......................................................            $4,178,181            $     --              $4,178,181
Accumulated depreciation .........................................             1,723,279                  --               1,723,279
                                                                              ----------            ----------            ----------
                                                                               2,454,902                  --               2,454,902

Construction work in progress ....................................                76,630                  --                  76,630
                                                                              ----------            ----------            ----------
Total utility plant ..............................................             2,531,532                  --               2,531,532

CURRENT ASSETS
Cash and temporary cash investments ..............................                 2,911               239,688               242,599
Restricted deposits ..............................................                   550                  --                     550
Notes receivable from affiliated companies .......................                     3                  --                       3
Accounts receivable less accumulated
provision for doubtful accounts of $1,269 ........................                74,289                  --                  74,289
Accounts receivable from affiliated companies ....................                 4,016                  --                   4,016
Materials, supplies and fuel
- at average cost
Fuel .............................................................                41,865                  --                  41,865
Other materials and supplies .....................................                28,268                  --                  28,268
Prepayments and other ............................................                 3,184                  --                   3,184
                                                                              ----------            ----------            ----------
                                                                                 155,086               239,688               394,774

OTHER ASSETS
Regulatory assets
Amounts due from customers - income taxes ........................                33,068                  --                  33,068
Post-in-service carrying costs and
deferred operating expenses ......................................                44,904                  --                  44,904
Coal contract buyout costs .......................................               138,171                  --                 138,171
Deferred demand-side management costs ............................               101,208                  --                 101,208
Deferred merger costs ............................................                76,290                  --                  76,290
Unamortized costs of reacquiring debt ............................                32,079                  --                  32,079
Other ............................................................                52,938                  --                  52,938
Other ............................................................               129,667                  --                 129,667
                                                                                 608,325                  --                 608,325

                                                                              $3,294,943            $  239,688            $3,534,631
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
                                PSI ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                    Pro Forma
                                                                              Actual               Adjustments             Pro Forma
                                                                                              (dollars in thousands)
COMMON STOCK EQUITY
Common  stock - without  par  value;  $.01  stated  value;  Authorized  shares -
60,000,000
Outstanding shares -53,913,701 Actual ..........................            $      539            $      --               $      539
Paid-in capital ................................................               402,947                   --                  402,947
Retained earnings ..............................................               626,089                 (9,348)               616,741
                                                                            ----------            -----------             ----------
Total common stock equity ......................................             1,029,575                 (9,348)             1,020,227

CUMULATIVE PREFERRED STOCK
Not subject to mandatory redemption ............................               173,086                   --                  173,086

LONG-TERM DEBT .................................................               969,870                   --                  969,870
                                                                            ----------            -----------             ----------
Total capitalization ...........................................             2,172,531                 (9,348)             2,163,183

CURRENT LIABILITIES
Long-term debt due within one year .............................                10,000                   --                   10,000
Notes payable ..................................................               147,129                239,688                386,817
Notes payable to affiliated companies ..........................                13,186                   --                   13,186
Accounts payable ...............................................               114,330                   --                  114,330
Accounts payable to affiliated companies .......................                12,850                   --                   12,850
Accrued taxes ..................................................                73,206                 (5,033)                68,173
Accrued interest ...............................................                24,045                 14,381                 38,426
Other ..........................................................                17,107                   --                   17,107
                                                                            ----------            -----------             ----------
                                                                               411,853                249,036                660,889

OTHER LIABILITIES
Deferred income taxes ..........................................               372,997                   --                  372,997
Unamortized investment tax credits .............................                52,750                   --                   52,750
Accrued pension and other postretirement
benefit costs ..................................................                98,037                   --                   98,037
Other ..........................................................               186,775                   --                  186,775
                                                                            ----------            -----------             ----------
                                                                               710,559                   --                  710,559

                                                                            $3,294,943            $   239,688             $3,534,631

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
                                PSI ENERGY, INC.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                      TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                                                                  Pro Forma
                                                                            Actual               Adjustments               Pro Forma
                                                                                               (in thousands)

BALANCE DECEMBER 31, 1995 .................................               $ 625,275                $  --                  $ 625,275

Net income ................................................                 125,678                 (9,348)                 116,330
Dividends on preferred stock ..............................                 (12,629)                  --                    (12,629)
Dividends on common stock .................................                (112,076)                  --                   (112,076)
Other .....................................................                    (159)                  --                       (159)
                                                                          ---------                -------                ---------


BALANCE DECEMBER 31, 1996 .................................               $ 626,089                $(9,348)               $ 616,741
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                                PSI ENERGY, INC.

     Pro Forma Consolidated Journal Entries to Give Effect to the Borrowing
                        of Up to $400 Million from Banks


                                   Entry No. 1

Cash                                         $239,688,000
     Notes payable                                      $239,688,000

To record the issuance of notes payable net of $160,312,000 of notes receivable from affiliated companies and all notes payable as of December 31, 1996.

                                   Entry No. 2

Other interest                               $ 14,381,280
     Accrued interest                                   $ 14,381,280

To record interest on $239,688,933 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $  5,033,448
     Income taxes                                       $  5,033,448

To record the reduction in income taxes due to increased interest expense on notes payable.
($14,381,280 at an assumed tax rate of 35%).